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                                                                      EXHIBIT 16

                      SMITH, ORTIZ, GOMEZ AND BUZZI, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               132 MINORCA AVENUE
                          CORAL GABLES, FLORIDA 33134
                                 --------------
                   TEL. (305) 441-1012  E-MAIL: 50GB@AOL.COM
                               FAX (305) 442-1138


JULIO M. BUZZI, CPA                                 MEMBERS:
ANTONIO E. GOMEZ, CPA
FERNANDO L. ORTIZ, CPA                              AMERICAN INSTITUTE OF
SHADI J. SHOMAR, CPA                                CERTIFIED PUBLIC ACCOUNTANTS
JOSE E. SMITH, CPA
NICANOR SUAREZ, CPA                                 FLORIDA INSTITUTE OF
   -----------                                      CERTIFIED PUBLIC ACCOUNTANTS
RODOLFO L. ORTIZ, CONSULTANT


July 15, 1999

United States Securities and
Exchange Commission
Washington, D.C. 20549

To whom it may concern:

We have been requested to provide your office with a statement regarding the excerpt on the change of accountants that was submitted to you as part of the Form 10SB from America's Senior Financial Services, Inc. (the "Company"). To that end we hereby confirm that we stepped down as auditors of the Company due to our lack of familiarity with the reporting requirements of companies under the Securities and Exchange Act of 1934. None of our previously issued audits contained adverse, disclaimer or otherwise qualified opinions. Further, there were no disagreements between management and our firm regarding accounting principles, and practices, financial disclosures or scope limitations.

Should we be of further assistance, please feel free to call us at (305)
441-1012.

Sincerely,


/s/ Julio Buzzi
----------------------------
Julio Buzzi, for the firm


CC:  Joel Bernstein, P.A.
     Bernard Klukowski